UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): November 21, 2014 (November 19, 2014)

Business Development Corporation of America II

(Exact Name of Registrant as Specified in Its Charter)

Maryland	814-01083	61-1735888
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

405 Park Avenue, 3rd Floor

New York, New York 10022

(Address, Including Zip Code, of Principal Executive Offices)

(212) 415-6500

(Registrant's Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Certain Officers; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Appointment of Peter M. Budko as Chief Executive Officer

On November 19, 2014, Business Development Corporation of America II’s (the “Company”), Board of Directors (the “Board”) appointed Peter M. Budko, currently the President and Chief Operating Officer of the Company, to also serve as the Company’s Chief Executive Officer. Mr. Budko's appointment as Chief Executive Officer of the Company reflects the greater responsibility he will be taking for the non-traded business development companies currently in offering that are directly or indirectly sponsored by AR Capital, LLC, the Company's sponsor. For these programs, subject to board overnight, applicable provisions in each program's organizational documents and committee charters, Mr. Budko will be charged with examining the board composition of each of these programs to formulate proposals that would reduce overlap among independent directors from one board to the next, and facilitate discussions among the applicable board with respect to assuring that the independent directors are sufficient in number and suitable in skill sets to properly and effectively perform their responsibilities, especially with respect to the audit function and general oversight. Moreover, Mr. Budko will recommend to the applicable boards that each unrelated company of sufficient size has its own chief financial officer. In addition, he will ensure that accounting, legal and other services furnished to each of the programs are sufficiently differentiated as to minimize concentration in any one firm. Mr. Budko will further see to it that each of the companies has a strong internal audit function to assure confidence in the financial controls and statements of all of the programs. In connection with Mr. Budko's appointment as Chief Executive Officer of the Company, Nicholas S. Schorsch resigned from his role as Chief Executive Officer of the Company, effective as of the same date. Mr. Schorsch did not resign pursuant to any disagreement with the Company on any matters relating to the Company's operations, policies or practices and remains Chairman of the Board.

There are no related party transactions involving Mr. Budko that are reportable under Item 404(a) of Regulation S-K.

Peter M. Budko, 54, has served as President and Chief Operating Officer of the Company since its formation in April 2014 and its Chief Executive Officer since November 2014. He has also served as Chief Executive Officer of Business Development Corporation of America (“BDCA”), a public, non-listed business development company, since November 2014, and was President of BDCA from April 2012 until November 2014 and served as its Chief Operating Officer from January 2011 until November 2014. Mr. Budko has served as the Chief Executive Officer of the Company’s adviser, BDCA Adviser II, LLC (the “Adviser”) since its formation in April 2014 and for BDCA’s adviser since June 2010. He also served as the Chief Investment Officer of BDCA from May 2010 until April 2012. Mr. Budko has also served as an executive officer of American Realty Capital Realty Finance Trust, Inc. (“ARC RFT”) and ARC RFT’s advisor since their respective formations in November 2012, and as Chief Investment Officer and a director of RCS Capital Corp. since February 2013. Mr. Budko has been a principal and a member of the investment committee of BDCA Venture Advier, LLC, the adviser to BDCA Venture, Inc. (NASDAQ: BDCV), since July 2014. Mr. Budko was a founding partner of the Company’s sponsor, AR Capital, LLC (the “Sponsor”), and serves or has served in various executive capacities among other public, non-listed investment programs currently or formerly sponsored by the Sponsor. Mr. Budko founded and formerly served as managing director and group head of the Structured Asset Finance Group, a division of Wachovia Capital Markets, from 1997 to 2006. As head of this group, Mr. Budko had responsibility for a diverse platform of structured financial and credit products, including commercial asset securitization; net lease credit financing and acquisitions; structured tax free asset exchange solutions and qualified intermediary services for real estate exchange investors. While at Wachovia, Mr. Budko acquired over $5 billion of assets. From 1987 to 1997, Mr. Budko worked in the Private Placement and Corporate Real Estate Finance Groups at NationsBank Capital Markets (predecessor to Bank of America Securities), becoming head of the Corporate Real Estate Finance group in 1990. Within the Private Placement group, Mr. Budko was responsible for the origination, structuring and placement of highly structured debt offerings by corporate issuers within NationsBank. Mr. Budko received a B.A. in Physics from the University of North Carolina.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BUSINESS DEVELOPMENT CORPORATION OF AMERICA II

Date: November 21, 2014	By:	/s/ Peter M. Budko
Name: Peter M. Budko
Title: Chief Executive Officer, President and Chief Operating Officer